Exhibit 99.1

PREIT SERVICES, LLC

SEVERANCE PAY PLAN

FOR

CERTAIN OFFICERS

(Effective January 1, 2007)

TABLE OF CONTENTS

PART 1.	DEFINITIONS	1

1.1	“Affiliate”	1
1.2	“Cause”	1
1.3	“Change in Control”	2
1.4	“Code”	4
1.5	“Committee”	4
1.6	“Company”	4
1.7	“Comparable Bonus Program”	4
1.8	“Employee”	4
1.9	“Employment Agreement”	4
1.10	“ERISA”	4
1.11	“General Release”	4
1.12	“Participant”	5
1.13	“Plan”	5
1.14	“Plan Year”	5
1.15	“PREIT”	5
1.16	“Severance Period”	5
1.17	“Termination Date”	5
1.18	“Triggering Event”	5
1.19	“Week of Pay”	5
1.20	“Year of Service”	5

PART 2.	ELIGIBILITY AND PARTICIPATION	6

2.1	Eligible Employees	6
2.2	Excluded Employees	6
2.3	Eligibility Conditions	6
2.4	Exceptions to Employee’s Eligibility for Benefits	8

PART 3.	BENEFITS	9

3.1	Severance Payments	9
3.2	“COBRA” Benefits	10
3.3	Severance Period	11
3.4	Pro-Rated Bonus	11
3.5	Death	11
3.6	Limitation on Benefits	11

PART 4.	ADMINISTRATION	12

4.1	Plan Administrator	12
4.2	Funding	12
4.3	Assignment of Benefits Prohibited	12
4.4	Tax Withholding	12
4.5	Claims	12
4.6	Amendment or Termination of Plan	13
4.7	Entire Agreement	14
4.8	Interpretation of Plan	14
4.9	Successor Company	14
4.10	Governing Law	14

PREIT SERVICES, LLC

SEVERANCE PAY PLAN

FOR

CERTAIN OFFICERS

(Effective January 1, 2007)

WHEREAS, PREIT Services, LLC (the “Company”) desires to establish a severance pay plan (the “Plan”) for the benefit of certain officers of the Company and its affiliates;

NOW, THEREFORE, in consideration of the provisions contained herein and intending to be legally bound hereby, the Company hereby adopts the Plan under the following terms and conditions:

PART 1. DEFINITIONS

When the following terms are used in this document with initial capital letters, they shall have the following meanings:

1.1 “Affiliate” shall mean any entity which would be treated as a single employer with the Company under section 414(b) or section 414(c) of the Code.

1.2 “Cause” shall mean any of the following:

(a) fraud in connection with the Participant’s employment;

(b) theft, misappropriation or embezzlement of funds of the Company or an Affiliate or of a successor company or an affiliate thereof by the Participant;

(c) the Participant’s act resulting in termination pursuant to the provisions of the PREIT Code of Business Conduct and Ethics for Employees and Officers (as modified, amended or supplemented from time to time) or of any similar code maintained by a successor company;

(d) indictment of the Participant for a crime involving moral turpitude;

(e) the Participant’s breach of his or her obligations under a confidentiality agreement or non-competition agreement entered into with the Company or an Affiliate or with a successor company or an affiliate thereof;

(f) the Participant’s failure to perform his or her duties (other than on account of illness, accident, vacation or leave of absence) that persists for more than 30 calendar days after written demand for substantial performance which specifically identifies the manner in which the Participant has failed to perform; or

(g) the Participant’s repeated abuse of alcohol or drugs.

1.3 “Change in Control” shall mean:

(a) the acquisition by an individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of the combined voting power of the then outstanding voting securities of PREIT entitled to vote generally in the election of trustees (the “Outstanding Shares”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from PREIT unless, in connection therewith, a majority of the individuals who constitute PREIT’s Board of Trustees (the “Board”) as of the date immediately preceding such transaction cease to constitute at least a majority of the Board; (ii) any acquisition by PREIT; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PREIT or any entity controlled by PREIT; (iv) any acquisition by any individual, entity, or group in connection with a “Business Combination” (as defined in subsection (c) below) that fails to qualify as a Change in Control pursuant to subsections (c) or (d) below; or (v) any acquisition by any Person entitled to file Form 13G under the Exchange Act with respect to such acquisition;

(b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose appointment, election, or nomination for election by PREIT’s shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board or by a majority of the members of a committee authorized by the Incumbent Board to approve such appointment, election or nomination (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the trustees of PREIT) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

(c) approval by the shareholders of PREIT of a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of the assets of PREIT (a “Business Combination”), in each case, if, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, less than 40 percent of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns PREIT or all or substantially all of PREIT’s assets either directly or through one or more subsidiaries) in substantially the same proportions as such beneficial owners held their ownership, immediately prior to such Business Combination of the Outstanding Shares;

(d) approval by the shareholders of PREIT of a Business Combination, if, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 40 percent or more but less than 60 percent of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns PREIT or all or substantially all of PREIT’s assets either directly or through one or more subsidiaries) in substantially the same proportions as such beneficial owners held their ownership, immediately prior to such Business Combination, of the Outstanding Shares, and (i) any Person (excluding any employee benefit plan (or related trust) of PREIT or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, or (ii) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were not members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, or (iii) PREIT’s Chief Executive Officer at the time of the execution of the initial agreement providing for such Business Combination is not appointed or elected to a comparable or higher position with the entity resulting from such Business Combination, or (iv) the executive officers of PREIT holding the title of Executive Vice President or higher at the time of the execution of the initial agreement for such Business Combination constitute less than a majority of the executive officers holding comparable or higher titles of the entity resulting from such Business Combination; or

(e) approval by the shareholders of PREIT of a complete liquidation or dissolution of PREIT.

Approval by the PREIT shareholders of a Business Combination following which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 60 percent or more of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns PREIT or all or substantially all of PREIT’s assets either directly or through one or more subsidiaries) shall not constitute a “Change in Control” unless following such transaction the provisions of subsection (a) or subsection (b) are independently satisfied.

1.4 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.5 “Committee” shall mean the Human Resources and Executive Compensation Committee of the Board of Trustees of PREIT.

1.6 “Company” shall mean PREIT Services, LLC.

1.7 “Comparable Bonus Program” shall mean (i) a bonus program maintained by a successor company after a Change in Control which, with respect to a particular Participant, is a bonus program for executives of the successor company who are at a rank comparable to the Participant’s rank, or (ii) if the successor company after a Change in Control has no bonus program, a bonus program established by the successor company after the Change in Control which is either in all material respects a continuation of the Company’s bonus program or a new program comparable to the Company’s bonus program (treating, for all purposes of this Section, commissions as though they were bonuses).

1.8 “Employee” shall mean any employee of the Company or an Affiliate who holds the title of Executive Vice President, Senior Vice President or Vice President of the Company. In no event shall any individual be considered an Employee if such individual is classified by the Company or an Affiliate as a leased employee or as an independent contractor (notwithstanding any determination by a court or a governmental agency to the contrary). An Employee shall continue to be considered an Employee for purposes of this Plan during his or her employment with a successor company or any affiliate thereof.

1.9 “Employment Agreement” shall mean an agreement entered into by an individual and the Company or an Affiliate, setting forth the terms and conditions of the individual’s employment with the Company or the Affiliate, so long as such agreement is in effect.

1.10 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.11 “General Release” shall mean an agreement entered into between the Company or the successor company, as applicable, and the Participant releasing any and all claims against the Company and its Affiliates and/or the successor company and its affiliates. Any General Release entered into under the Plan shall be in a form satisfactory to the Company or the successor company, as applicable.

1.12 “Participant” shall mean an Employee or former Employee who is receiving, or who is potentially eligible to receive, benefits under the Plan.

1.13 “Plan” shall mean the PREIT Services, LLC Severance Pay Plan for Certain Officers, as set forth herein and as amended from time to time.

1.14 “Plan Year” shall mean the calendar year.

1.15 “PREIT” shall mean Pennsylvania Real Estate Investment Trust.

1.16 “Severance Period” shall mean the period over which benefits under the Plan are provided to a Participant, determined in accordance with Section 3.3.

1.17 “Termination Date” shall mean the date a Participant terminates employment with, as applicable, the Company and all Affiliates or a successor company and all of its affiliates (including any entity which would be treated as a single employer with the successor company under section 414(b) or section 414(c) of the Code).

1.18 “Triggering Event” shall mean (i) a successor company’s intent to terminate an Employee without Cause, (ii) a successor company’s intent to relocate an Employee to a new principal office that is more than 50 miles from his or her primary residence (and at least 20 miles further from such residence than his or her current principal office), or (iii) a successor company’s intent to reduce an Employee’s base salary, in each case, within 12 months after a Change in Control.

1.19 “Week of Pay” shall mean a Participant’s base weekly salary as of his or her Termination Date (excluding overtime pay, bonuses and any other benefits, but including salary deferrals made to the PREIT Services, LLC Profit-Sharing 401(k) Plan and elective contributions made to the PREIT Flexible Benefits Plan).

1.20 “Year of Service” shall mean each full year of continuous employment with any of the following entities (or any of their affiliates, successors or assigns):

(a)	the Company;

(b)	Crown American Realty Trust;

(c)	Crown American Services Corporation;

(d)	The Rouse Company, Inc.;

(e)	Richard I. Rubin & Co., Inc.;

(f)	Strouse Greenberg & Co., Inc.;

(g)	The Rubin Organization, Inc.;

(h)	PREIT-Rubin, Inc.; and

(i)	any other entity whose business or property has been acquired (or is acquired in the future) by the Company or an Affiliate.

Notwithstanding the aforementioned, a Participant’s credited Years of Service shall be reduced by any full years of service performed for an acquired company to the extent the Participant received severance benefits from the acquired company or from the Company itself or an Affiliate that were related to such years of service.

A Participant’s Years of Service are measured from his or her date of hire through each anniversary of such date. Any Participant who, at the time of his or her Termination Date, has less than 12 months of continuous employment with the Company and its Affiliates will be credited with one Year of Service for such period of employment.

PART 2. ELIGIBILITY AND PARTICIPATION

2.1 Eligible Employees. Employees who are employed by the Company or an Affiliate on or after January 1, 2007 (except those excluded pursuant to Section 2.2), who satisfy the conditions set forth in Section 2.3, and whose entitlement to benefits is not voided by Section 2.4, are eligible to receive benefits under the Plan.

2.2 Excluded Employees. The following Employees are not eligible to receive benefits under the Plan:

(a) temporary Employees (i.e., those Employees hired for a specific limited period or on a sporadic or intermittent basis for periods of various durations) who are classified by the Company or an Affiliate as such (notwithstanding any determination by a court or a governmental agency to the contrary);

(b) Employees who have entered into an Employment Agreement; and

(c) Employees who are entitled to receive severance benefits under another plan, policy or arrangement of the Company or an Affiliate other than this Plan.

2.3 Eligibility Conditions. Except as provided in Section 2.4 —

(a) Prior to a Change in Control. An eligible Employee described in Section 2.1 will be entitled to receive benefits under the Plan prior to a Change in Control if either —

(1) the Employee is involuntarily and permanently terminated by the Company or an Affiliate without Cause; or

(2) the Employee resigns because he or she declines to relocate to a new principal office that is more than 50 miles from his or her primary residence (and at least 20 miles further from such residence than his or her current principal office), provided (i) such resignation occurs during the one-year period following the effective date of the relocation and (ii) the Employee gives the Company notice of his or her intention to resign within the 90-day period after such effective date and gives the Company a period of at least 30 days after such notice either to cancel the relocation or to obtain the Employee’s consent to it.

(b) Change in Control. An eligible Employee described in Section 2.1 will be entitled to receive benefits under the Plan in the event of a Change in Control if —

(1) the Employee’s employment is terminated because he or she is not offered a job by the successor company;

(2) the Employee’s employment is terminated because he or she is offered a job by the successor company but declines the offer because the Employee’s new principal office would be more than 50 miles from his or her primary residence (and at least 20 miles further from such residence than his or her current principal office);

(3) the Employee’s employment is terminated because he or she is offered a job by the successor company but declines the offer because (i) the base salary for the job is less than the Employee’s base salary immediately before the Change in Control and/or (ii) the job does not include the Employee’s participation in a Comparable Bonus Program;

(4) the Employee is terminated without Cause by the successor company within 12 months after the Change in Control;

(5) the Employee resigns from the successor company within 12 months after the Change in Control because he or she declines to relocate to a new principal office that is more than 50 miles from his or her primary residence (and at least 20 miles further from such residence than his or her current principal office), provided (i) such resignation occurs during the one-year period following the effective date of the relocation and (ii) the Employee gives the successor company notice of his or her intention to resign within the 90-day period after such effective date and gives the successor company a period of at least 30 days after such notice either to cancel the relocation or to obtain the Employee’s consent to it;

(6) the Employee resigns from the successor company because the successor company, within 12 months after the Change in Control (i) reduces his or her base salary or (ii) terminates the Employee’s participation in a Comparable Bonus Program, provided, in either case, that (y) such resignation occurs during the one-year period following the effective date of the reduction in base salary or the termination of participation in a Comparable Bonus Program and (z) the Employee gives the successor company notice of his or her intention to resign within the 90-day period after such effective date and gives the successor company a period of at least 30 days after such notice either to rescind the reduction or termination or to obtain the Employee’s consent to it; or

(7) the Employee is employed on the date of the Change in Control and is to be employed by the successor company or an affiliate thereof, but the successor company gives notice of a Triggering Event to the Company on or before the Change in Control.

(c) Non Contingent on Retirement. Payments under the Plan to a Participant under subsection (a) or (b) above are not contingent, directly or indirectly, on the retirement of the Participant.

2.4 Exceptions to Employee’s Eligibility for Benefits. Notwithstanding Section 2.3, an Employee shall not be entitled to receive benefits (or to continue to receive benefits, if benefits have begun) under this Plan if:

(a) the Employee is offered employment by the successor company or an affiliate thereof following a Change in Control but is unable to accept employment because he or she fails a hiring policy of the successor company or affiliate;

(b) the Employee is offered employment by the successor company following a Change in Control but declines it, or accepts employment with the successor company but resigns for reasons other than those specified in Section 2 .3 (b);

(c) the Employee is terminated by the Company or an Affiliate or by a successor company or an affiliate thereof for Cause (which shall be reasonably determined by the Company or the successor company, as applicable, in its sole discretion);

(d) the Employee’s termination of employment as a result of the Employee’s voluntary resignation (including retirement) or death;

(e) the Employee is terminated by the Company or an Affiliate or by a successor company or an affiliate thereof or resigns following his or her refusal to relocate to a new principal office that is either (i) 50 miles or fewer from the Employee’s primary residence or (ii) fewer than 20 miles further from such residence than his or her current office;

(f) the Employee is employed by the Company or an Affiliate or by a successor company or an affiliate thereof at any time after his or her Termination Date with such Company or Affiliate or successor company or affiliate thereof, as applicable; or

(g) the Company or a successor company determines, in its sole discretion, that it would be inappropriate to award benefits to the Employee due to circumstances relating to the Employee’s termination of employment or because of the Employee’s conduct subsequent to his or her Termination Date.

PART 3. BENEFITS

3.1 Severance Payments

(a) No General Release. An Employee who is eligible to receive benefits under the Plan and who does not execute a General Release shall receive an amount equal to two Weeks of Pay.

(b) Prior to a Change in Control. An Employee who is eligible to receive benefits pursuant to Section 2.3(a) and who executes a General Release shall receive an amount equal to the greater of (i) 16 Weeks of Pay or (ii) four Weeks of Pay plus two Weeks of Pay for each Year of Service credited to the Participant under the Plan. Notwithstanding the preceding sentence, no more than 52 Weeks of Pay shall be payable under this subsection (b) to any Participant. The Company shall make such payments in accordance with its normal payroll practices, commencing as soon as practicable after the Participant executes a General Release. The Participant shall also receive the “COBRA Benefits” described in Section 3.2 and a pro-rated bonus described in Section 3.4 (which shall be paid by the Company within five days after the Participant’s Termination Date).

(c) On or After a Change in Control

(1)	An Employee who is eligible to receive benefits pursuant to Section 2.3(b)(1), (2) or (3) and who executes a General Release shall receive an amount equal to 52 Weeks of Pay. The Company will pay this amount in a lump sum to the Participant within five days after his or her Termination Date. The Participant shall also receive the “COBRA Benefits” described in Section 3.2 (which shall be paid by the successor company) and a pro-rated bonus described in Section 3.4 (which shall be paid by the Company within five days after the Participant’s Termination Date).

(2)	An Employee who is eligible to receive benefits pursuant to Section 2.3(b)(4), (5) or (6) and who executes a General Release shall receive an amount equal to the greater of (i) 16 Weeks of Pay or (ii) four Weeks of Pay plus two Weeks of Pay for each Year of Service credited to the Participant under the Plan. Notwithstanding the preceding sentence, no more than 52 Weeks of Pay shall be payable under this paragraph (2) to any Participant. The successor company will pay this amount in a lump sum to the Participant within five days after his or her Termination Date. The Participant shall also receive the “COBRA Benefits” described in Section 3.2 (which shall be paid by the successor company) and a pro-rated bonus described in Section 3.4 (which shall be paid by the successor company within five days after the Participant’s Termination Date).

(3)	An Employee who is eligible to receive benefits pursuant to Section 2.3(b)(7) and who executes a General Release shall receive an amount equal to the greater of: (i) 16 Weeks of Pay or (ii) four Weeks of Pay plus two Weeks of Pay for each Year of Service credited to the Participant under the Plan. Notwithstanding the preceding sentence, no more than 52 Weeks of Pay shall be payable under this paragraph (3) to any Participant. The Company will pay this amount in a lump sum to the Participant on the date of the Change in Control. The Participant shall also receive the “COBRA Benefits” described in Section 3.2 (which shall be paid by the successor company) and a pro-rated bonus described in Section 3.4 (which shall be paid by the Company on the date of the Change in Control).

3.2 “COBRA” Benefits. For a Participant who is entitled to receive benefits under Section 3.1(b) or Section 3.1(c) and who is entitled to and does elect continued group health plan coverage under section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA (commonly referred to as “COBRA”), the Company or successor company, as applicable, shall make premium payments on behalf of the Participant for medical and dental COBRA coverage elected by the Participant for the Participant and his or her dependent(s) under the Company’s or successor company’s, as applicable, group health plan during the Severance Period and continuing through the last day of the calendar month in which the Severance Period ends.

3.3 Severance Period. A Participant’s Severance Period is equal to the period over which his or her benefit under Section 3.1 would be paid out if paid in installments pursuant to the Company’s or successor company’s, as applicable, normal payroll practices. All severance payments payable under Section 3.1 shall be paid within 52 weeks of the Participant’s Termination Date.

3.4 Pro-Rated Bonus. For a Participant who is entitled to receive a benefit under Section 3.1, the Company or successor company, as applicable, shall pay such Participant an amount equal to the average of the last two bonuses received by the Participant prior to his or her Termination Date under the Company’s Incentive Compensation Opportunity Award Program (or the compensation program for leasing officers, if applicable), multiplied by a fraction, the numerator of which is (i) with respect to Participants described in Section 2.3(a), the number of days in which the Participant was employed by the Company or an Affiliate during the calendar year of his or her Termination Date, or (ii) with respect to Participants described in Section 2.3(b), the number of days in which the Participant was employed by the Company or an Affiliate during the calendar year of the Change in Control, and the denominator of which in both cases is 365. The Company or successor company (as applicable) shall (subject to Section 3.7) pay such amount to such Participant within the 30-day period after his or her Termination Date (or, in the case of a Participant described on Section 2.3(b)(7), on the date of the Change in Control).

3.5 Death. In the event a Participant dies after severance payments under Section 3.1 have begun, the balance of any such payments payable to the Participant shall be paid to his or her estate in a single lump sum.

3.6 Limitation on Benefits. Severance payments described under Section 3.1(b) or Section 3.1(c) to a Participant under the Plan shall be subject to a maximum dollar amount of two times the Participant’s annual compensation during the year immediately preceding the Participant’s Termination Date (the date of the Change in Control for a Participant described in Section 2.3(b)(7)). In addition, those severance payments described under Section 3.1(b) or Section 3.1(c) (other than those premium payments provided under Section 3.2) that do not exceed two times the lesser of (i) the Participant’s annualized compensation based on his or her annual rate of pay for services for the calendar year preceding the calendar year in which the Participant’s Termination Date occurs (adjusted for any increase during that preceding calendar year that was expected to continue indefinitely if the Participant’s employment had not terminated), or (ii) the maximum amount that may be taken into account under a tax-qualified plan pursuant to section 401(a)(17) of the Code ($225,000 for 2007) for the year in which the Participant’s Termination Date occurs shall not be subject to the deferred compensation rules in section 409A of the Code pursuant to the exception for involuntary separation pay plans in Treas. Reg. §1.409A-1(b)(9).

3.7 Possible Required Delay for Some Payments. Notwithstanding Section 3.1(b) or Section 3.1(c), if the Participant is a “specified employee,” as defined in Treas. Reg. §1.409A-1(i), on his or her Termination Date, any severance payments under Section 3.1(b) or Section 3.1(c) (other than those premium payments provided under Section 3.2) due to be paid to the

Participant during the first six months after such Termination Date that exceed the limit described in the second sentence of Section 3.6 will not be paid to the Participant during such first six months and will instead be paid to the Participant on the first business day on or after the six-month anniversary of such Termination Date. To the extent any such severance payments to the Participant do not exceed such limit, the payments may be made to the Participant without regard to the six-month delay described in the preceding sentence. This Section does not apply to a Participant described in Section 2.3(b)(7) because any such Participant is receiving severance payments as a result of a Change in Control, not as a result of a Termination Date.

PART 4. ADMINISTRATION

4.1 Plan Administrator. The Committee is the administrator of the Plan and has the responsibility, power, authority and discretion to supervise and control the operation of the Plan in accordance with its terms. The Committee shall also have the power to construe and interpret all provisions of the Plan (although in accordance with Section 4.8), and any determinations made by the Committee under the Plan shall be final and binding. The Committee shall be the “named fiduciary” of the Plan within the meaning of section 402 of ERISA. A majority of the members of the Committee shall constitute a quorum for the transaction of business related to the Plan. All resolutions or other actions taken by the Committee at any meeting shall be by vote of the majority of the members of the Committee. Resolutions may be adopted and other action taken by the unanimous written consent of all members of the Committee without a meeting of the Committee.

4.2 Funding. The Company will not make any contributions to fund this Plan. Any severance payments made pursuant to the Plan will be paid out of the general funds of the Company. A Participant will not have any secured or preferred interest by way of trust, escrow, lien or otherwise in any specific asset(s) of the Company or an Affiliate. A Participant’s rights shall be solely those of an unsecured general creditor of the Company and the Affiliates.

4.3 Assignment of Benefits Prohibited. No severance benefits under this Plan shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution or other legal or equitable process.

4.4 Tax Withholding. The Company shall withhold from any payment made pursuant to Section 3.1 an amount sufficient to satisfy all federal, state and local withholding tax requirements including the withholding requirements of any jurisdiction outside the United States.

4.5 Claims. If an Employee believes that he or she may be entitled to benefits under the Plan that he or she has not received, or if an Employee disagrees with any determination that has been made regarding benefits (or lack thereof) under the Plan, the following procedures shall apply to any claim for benefits made by such Employee:

(a) Initial Claim. An Employee’s claim must be in writing and must be delivered to the Senior Vice President-Human Resources (or in the event a claim is filed on behalf of the Senior Vice President-Human Resources, to the President and Chief Operating Officer) (the “Initial Claims Reviewer”) within 30 days after the date the Employee receives notice of benefits payable under the Plan or, if no notice is received, within 45 days of his or her Termination Date (with respect to Employees described in Section 2.3(b)(7), the date of the Change in Control). The Initial Claims Reviewer will decide the claim within 90 days after receiving the claim, unless special circumstances require more time, in which case the Initial Claims Reviewer may take up to 180 days to decide the claim, provided the Initial Claims Reviewer notifies the Employee of such extension before such extension begins. If the claim is wholly or partially denied, the Employee will receive a written notice specifying (i) the reason(s) for denial; (ii) the Plan provision(s) on which the denial is based; (iii) any additional information needed to perfect the claim (and why such information is needed); and (iv) an explanation of the Plan’s claim review procedure (including a statement of the Employee’s right to bring an action under section 502(a) of ERISA following an adverse benefit determination on appeal).

(b) Appeal. An Employee may request that a denied claim be reviewed on appeal. Any request for review on appeal must be written and delivered to the Committee within 60 days after receiving notice that the initial claim was denied. The Employee’s request for review may include issues and comments the Employee wants the Committee to consider, and the Employee will be given a full and fair review by the Committee. The Committee will decide the appeal within 60 days after reviewing the request for review, unless special circumstances require more time, in which case the Committee may take up to 120 days to decide the appeal, provided the Committee notifies the Employee of such extension before such extension begins. If the appeal is denied, the Employee will receive a written notice specifying (i) the reason(s) for denial; (ii) the Plan provision(s) on which the denial is based; (iii) an explanation of the Employee’s right to receive (free of charge) documents relevant to the claim; and (iv) a statement of the Employee’s right to bring an action under section 502(a) of ERISA.

4.6 Amendment or Termination of Plan

(a) Any two of those officers who are members both of the Office of the Chairman and of the Board of Trustees of PREIT shall have the right to amend the Plan or to terminate the Plan at any time, provided that (i) no such amendment or termination shall impair a Participant’s rights under the Plan to continue receiving benefits under the Plan that the Participant began receiving prior to such amendment or termination; (ii) such amendment does not substantially increase the cost of the Plan to the Company; and (iii) a copy of such amendment is provided to the Board of Trustees of PREIT within 10 business days after its adoption by such officers. If the Plan is amended or terminated, all Participants will be so notified.

(b) Notwithstanding subsection (a) above, after a Change in Control, no successor to the Company may amend or terminate the Plan in any manner that is adverse to any Participant for a period of 24 months after the closing date of any such Change in Control. If any such Change in Control arises from a “Business Combination” (as defined in the definition of “Change in Control”), the closing date shall be the date of the closing or the effectiveness of such Business Combination, as applicable.

4.7 Entire Agreement. This Plan contains the entire agreement by the Company with respect to the subject matter hereof No modification or claim of waiver of any of the provisions hereof shall be valid unless in writing and signed by the party against whom such modification or waiver is sought to be enforced. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and the Plan shall be construed and enforced as if such provision had not been included.

4.8 Interpretation of Plan. Except to the extent a Participant is subject to Section 3.7, the Company believes that this Plan is not subject to the deferred compensation rules in section 409A of the Code pursuant to the exception for involuntary separation pay plans in Treas. Reg. §1.409A-1(b)(9) or, with respect to Participants who become entitled to payment under Section 2.3(b)(7), pursuant to the exemption for short-term deferrals in Treas. Reg. §1.409A-1(b)(4), and the Committee shall interpret and administer the Plan accordingly. However, Section 3.7 and any other portion of the Plan that is determined to be subject to section 409A shall be interpreted and administered in accordance with section 409A and the final regulations issued thereunder.

4.9 Successor Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company and its Affiliates to assume and agree to perform this Plan. Such successor shall perform in the same manner and to the same extent that the Company would have been required to perform if no such succession had taken place.

4.10 Governing Law. The law of the Commonwealth of Pennsylvania shall be the controlling state law in all matters relating to the Plan (without reference to principles of conflict of laws), and shall apply to the extent it is not superseded by ERISA.

IN WITNESS WHEREOF, PREIT SERVICES, LLC has caused this Plan to be duly executed this 1 day of August, 2007.

PREIT SERVICES, LLC

By:	/s/ Bruce Goldman